UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/05/2014

STEPAN COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093
(Address of principal executive offices, including zip code)

(847)446-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 5, 2014, Stepan Company (the "Company") entered into a consulting agreement (the "Agreement") with John V. Venegoni, who is retiring as the Company's Vice President and General Manager, Surfactants, effective September 5, 2014. Under this Agreement, Mr. Venegoni will provide consulting services relating to the Company's business, specifically its surfactants division. The Agreement is effective September 5, 2014, and provides for a term to end on December 31, 2015, unless earlier terminated in accordance with its terms, and may be extended from time to time by mutual agreement of the parties. Under the terms of the Agreement, Mr. Venegoni will receive a fee of $60,000 to be paid in full no later than March 31, 2015, and may earn a success fee of $60,000 payable in 2015 if certain strategic objectives are achieved. A copy of the Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
    Exhibit Number: 10.1
    Description: Consulting Agreement dated September 5, 2014, by and between Stepan Company and John V. Venegoni

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: September 08, 2014	By:	/s/ H. Edward Wynn
H. Edward Wynn
Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Consulting Agreement dated September 5, 2014, by and between Stepan Company and John V. Venegoni